As filed with the Securities and Exchange Commission on February 9, 2011
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
under
The Securities Act of 1933

 Beacon Roofing Supply, Inc.
(Exact name of Company as specified in its charter)

Delaware	36-4173371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 Lakeland Park Drive
Peabody, MA 01960
(Address of principal executive offices, including zip code)

BEACON ROOFING SUPPLY, INC. 2004 STOCK PLAN
(As Amended and Restated Effective February 8, 2011)
(Full title of the plan)

Paul M. Isabella
Chief Executive Officer
Beacon Roofing Supply, Inc.
1 Lakeland Park Drive
Peabody, MA 01960
(Name and address of agent for service)

(877) 645-7663
(Telephone number, including area code, of agent for service)

With a copy to:

Ross D. Cooper
Senior Vice President, General Counsel &Secretary
Beacon Roofing Supply, Inc.
1 Lakeland Park Drive
Peabody, MA  01960
(301) 272-2123

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $.01 per share	2,750,000	$18.85	(1)	$51,837,500	(1)	$6,019	(1)(2)

(1)
Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the high and low sales prices of the Common Stock reported on the Nasdaq Global Select Market on February 3, 2011, solely for the purpose of calculating the amount of the registration fee.

(2)
Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Beacon Roofing Supply, Inc. 2004 Stock Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

REGISTRATION OF ADDITIONAL SECURITIES – STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos. 333-150773 and 333-119747) filed by the Registrant with the Securities and Exchange Commission on May 9, 2008 and October 14, 2004, respectively, registering Common Stock issuable under the Plan are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, Commonwealth of Massachusetts, on the 9th day of February, 2011.

BEACON ROOFING SUPPLY, INC.
(Registrant)

By:	/s/ David R. Grace
David R. Grace
Executive Vice President, Chief Financial
Officer

Each person whose signature appears below appoints Paul M. Isabella, David R. Grace and Ross D. Cooper, or any of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any post-effective amendments to this Registration Statement that any of such attorneys shall deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Company made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Paul M. Isabella	President and Chief Executive	February 9, 2011
Paul M. Isabella	Officer (Principal Executive Officer) and Director

/s/ David R. Grace	Executive Vice President, Chief	February 9, 2011
David R. Grace	Financial Officer (Principal Accounting Officer and Principal Financial Officer )

SIGNATURE	TITLE	DATE

/s/ Robert R. Buck	Chairman	February 9, 2011
Robert R. Buck

/s/ H. Arthur Bellows, Jr.	Director	February 9, 2011
H. Arthur Bellows, Jr.

/s/ James J. Gaffney	Director	February 9, 2011
James J. Gaffney

/s/ Peter M. Gotsch	Director	February 9, 2011
Peter M. Gotsch

/s/ Andrew R. Logie	Director	February 9, 2011
Andrew R. Logie

/s/ Stuart A. Randle	Director	February 9, 2011
Stuart A. Randle

/s/ Wilson B. Sexton	Director	February 9, 2011
Wilson B. Sexton

INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1
Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s annual report on Form 10-K for the year ended September 25, 2004).

3.2	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s annual report on Form 10-K for the year ended September 30, 2007).

4
Beacon Roofing Supply, Inc. 2004 Stock Plan (As Amended and Restated Effective February 8, 2011) (incorporated herein by reference to Exhibit A to the Registrant’s 2011 Definitive 14A Proxy Statement filed on January 7, 2011).

5	Opinion of Ross D. Cooper.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ross D. Cooper (contained in the Opinion filed as Exhibit 5).

24	Power of Attorney (set forth on the signature page).